UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 19, 2015, the Board of Directors of AAON, Inc. (the "Company"), promoted Sam Neale to the position of Vice President of AAON, Inc.

Mr. Neale has served as President of AAON Coil Products Inc., a subsidiary of the Company, since 2012. He previously served as the Marketing Manager for the Company from 2005 until 2012. He is a professionally licensed mechanical engineer with a Masters of Business Administration degree and a Masters degree in Management.

Mr. Neale will be eligible to participate in all elements of the Company's executive compensation package.

Mr. Neale does not have any family relationships with any of the Company's directors or officers and is not party to any transactions of the type listed in Item 404(a) of Regulation S-K.

A copy of the Company's press release reporting this change is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated May 28, 2015 announcing promotion of Sam Neale as Vice President of AAON, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 28, 2015	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary